NEWS RELEASE for October 9, 2008

BIOLASE NAMES WILLIAM E. BROWN VICE PRESIDENT, INTERNATIONAL

IRVINE, CA (October 9, 2008) . . . BIOLASE Technology, Inc. (NASDAQ:BLTI), the world’s leading dental laser company, announced today that it has named veteran medical sales and marketing executive William E. Brown, as Vice President, International, effective immediately. Brown will be responsible for all international sales and distribution, with an immediate emphasis on implementing newly developed sales and marketing strategies and tactics across the Company’s international dental markets.

Brown has spent the past six years with BIOLASE, most recently serving as Vice President, Global Marketing. He has more than 30 years of experience in global medical/dental companies, with an emphasis in lasers.

Chief Executive Officer Jake St. Philip said, “New leadership in international is an important step in rebuilding consistent growth with our international partners, and Bill is the ideal choice to help drive that growth. He has a proven track record and brings an in-depth understanding of the global dental laser market and the needs of our customers and distributors. We are committed to building a growing and more consistent revenue stream from our international business, and we look forward to working with Bill in that endeavor.”

St. Philip said that he and the Company’s senior management team, including Brown, have been on the ground in international markets assessing the organizations, working with international partners and developing expansion plans. “Given the current economic uncertainty, we viewed our continued year-over-year growth in the third quarter as solid progress,” St. Philip added, “but we still have some work to do in international and are pleased to have the leadership to get it done.”

St. Philip also said that as the Company enters the fourth quarter it has a strong cash position and a strong exclusive domestic distribution partner, Henry Schein, Inc. (NASDAQ: HSIC), whose financing arm is helping to shield its customers from the current tight credit environment.

Brown was a co-founder of Kreativ, Inc. an international high tech dental equipment company where he served from 1995 to 1999 in increasingly responsible positions including Senior VP of Marketing and CEO. Following the acquisition in 1999 by Welch-Allyn, Inc. he served as Director of New Product Development for Welch-Allyn Kreativ and member of the Board of Directors until 2002. Prior to this, he spent five years with HGM Medical Laser Systems, Inc., an international medical laser manufacturer, as Vice President of Sales and Marketing on a global basis.

Brown is on the Board of Directors of the World Congress of Minimally Invasive Dentistry, Executive Director of the World Clinical Laser Institute (WCLI), Fellow of the American Society for Laser Medicine & Surgery (ASLMS), Member of SPIE, Biomedical Optics Society, and the Academy of Laser Dentistry.

About BIOLASE Technology, Inc.

BIOLASE Technology, Inc. (http://www.biolase.com), the world’s leading dental laser company, develops, manufactures and markets lasers and related products that advance the practice of dentistry and medicine. The Company’s products incorporate patented and patent pending technologies designed to provide clinically superior performance with less pain and faster recovery times. BIOLASE’s principal products are dental laser systems that perform a broad range of dental procedures, including cosmetic and complex surgical applications. Other products under development address ophthalmology and other medical and consumer markets.

This press release may contain forward-looking statements within the meaning of safe harbor provided by the Securities Reform Act of 1995 that are based on the current expectations and estimates by our management. These forward-looking statements can be identified through the use of words such as “anticipates,” “expects,” “intends,” “plans,” “believes,” “seeks,” “estimates,” “may,” “will,” and variations of these words or similar expressions. Forward-looking statements are based on management’s current, preliminary expectations and are subject to risks, uncertainties and other factors which may cause the Company’s actual results to differ materially from the statements contained herein, and are described in the Company’s reports it files with the Securities and Exchange Commission, including its annual and quarterly reports. No undue reliance should be placed on forward-looking statements. Such information is subject to change, and we undertake no obligation to update such statements.

For further information, please contact: David Mulder, Chief Financial Officer of BIOLASE Technology, Inc., +1-949-361-1200; or Jill Bertotti, of Allen & Caron, +1-949-474-4300.

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